Exhibit 24.1

POWER OF ATTORNEY
FOR THE
HORMEL FOODS CORPORATION 2009 LONG-TERM INCENTIVE PLAN
AND THE

HORMEL FOODS CORPORATION 2009 NONEMPLOYEE DIRECTOR DEFERRED STOCK PLAN

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Ettinger, Jody H. Feragen and James N. Sheehan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of Hormel Foods Corporation pursuant to the Hormel Foods Corporation 2009 Long-Term Incentive Plan and the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	October 5, 2009
Jeffrey M. Ettinger

/s/ Jody H. Feragen	Senior Vice President, Chief Financial Officer and Director (principal financial officer)	October 5, 2009
Jody H. Feragen

/s/ James N. Sheehan	Vice President and Controller	October 5, 2009
James N. Sheehan	(principal accounting officer)

/s/ Terrell K. Crews	Director	October 5, 2009
Terrell K. Crews

/s/ Luella G. Goldberg	Director	October 5, 2009
Luella G. Goldberg

/s/ Susan I. Marvin	Director	October 5, 2009
Susan I. Marvin

/s/ John L. Morrison	Director	October 5, 2009
John L. Morrison

/s/ Elsa A. Murano, Ph.D.	Director	October 5, 2009
Elsa A. Murano, Ph.D.

/s/ Robert C. Nakasone	Director	October 5, 2009
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	October 5, 2009
Susan K. Nestegard

	Director	October 5, 2009
Ronald D. Pearson

/s/ Dakota A. Pippins	Director	October 5, 2009
Dakota A. Pippins

/s/ Gary J. Ray	Director	October 5, 2009
Gary J. Ray

/s/ Hugh C. Smith, M.D.	Director	October 5, 2009
Hugh C. Smith, M.D.

/s/ John G. Turner	Director	October 5, 2009
John G. Turner